UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

CONSORTEUM HOLDINGS, INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-53153	45-2671583
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1870 The Exchange, Suite 100 Atlanta, Georgia (Address of principal executive offices)	30135 (Zip Code)

(888) 603-5161

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) and (b) On November 10, 2017, RBSM LLP (“RBSM”), the Company’s registered independent accounting firm for its audited financial statements for the fiscal years ended June 30, 2015, June 30, 2016 and June 30, 2017 included in its comprehensive Annual Report on Form 10-K for such fiscal years filed with the Securities and Exchange Commission on November 8, 2017, informed the Company that it declined to stand for re-election. As a result, the board of directors appointed LJ Soldinger Associates, LLC (“LJSA”) and executed and delivered a new engagement agreement for LJSA to serve as our new independent registered public accounting firm. The decision to retain LJSA as the Company’s independent registered public accounting firm was approved by the Company’s board of directors on November 10, 2017.

None of the reports of RBSM on the Company’s financial statements for any of the past three fiscal years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its comprehensive Form 10-K for the fiscal years ended June 30, 2017, June 30, 2016 and June 30, 2015 included an explanatory paragraph describing the uncertainty as to the Company’s ability to continue as a going concern.  Further during such period, there were no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of RBSM, would have caused RBSM to make reference to the matter in connection with their reports.

During the Company’s two most recent fiscal years and the subsequent interim period through November 10, 2017, neither the Company nor anyone on its behalf consulted LJSA regarding either (1) the application of accounting principles to a specified transaction either contemplated or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that LJSA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (2) any matter that was either the subject of a disagreement or a reportable event.

The Company provided a copy of this disclosure to RBSM and requested RBSM to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether RBSM agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree. A copy of RBSM’s response is included as an exhibit to this Current Report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

16.1       Letter dated November 13, 2017 from RBSM regarding the statements made by the Company in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2017	CONSORTEUM HOLDINGS, INC.
a Nevada corporation

	By:	/s/ Craig Fielding
Craig Fielding Chief Executive Officer